UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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BIONEUTRAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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BIONEUTRAL GROUP, INC.
211 Warren St.
Newark, NJ  07103

NOTICE OF ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of BioNeutral Group, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders  (the "Stockholders") of common stock, $.00001 par value per share (the "Common Stock"), of BioNeutral Group, Inc., a Nevada corporation (the "Company"), to notify the Stockholders that pursuant to a meeting held by the Board of Directors of the Company (the “Board”) on November 26, 2013, and in conjunction with a unanimous consent of the Board on December 11, 2013, the Company received unanimous consent by the Board of the holders of Series F Preferred Stock, no par value per share (the "Series F Preferred").  Each share of Series F Preferred has the equivalent of 10,083,129 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof).  Currently, the Company’s President, Mark Lowenthal, is the holder of all the Series F Preferred (the "Series F Stockholder" or the "Majority Stockholder"), holding a minimum of fifty-one (51) shares of Series F Preferred, resulting in the Series F Stockholder holding in the aggregate approximately 51% of the total voting power of all issued and outstanding voting capital of the Company.  The Series F Stockholder authorized the following:

•
The increase in the number of authorized shares of Common Stock from one billion (1,000,000,000) shares of Common Stock to four billion (4,000,000,000) shares of Common Stock (the “Authorized Shares Increase”)

Your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about December 30, 2013.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain the Company's financing and capital raising ability and to generally maintain our flexibility in today's competitive and rapidly changing environment.

Accordingly, it is the Board's opinion that the Authorized Share Increase would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Pursuant to the foregoing, the Series F Stockholder approved the Authorized Share Increase on December 11, 2013.

We will mail the Notice of Stockholder Action by Written Consent on or about December 30, 2013.

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of BioNeutral Group, Inc., (the "Company," "we," "our," or "us") and the holder of Series F Preferred Stock (the "Series F Preferred"), which constitute a majority of the voting capital stock of the Company.

Series F Preferred

By unanimous vote of the Board, the number, designation, rights, preferences and privileges of the Series F Preferred were established by the Board (as is permitted under Nevada law and by the Amended Certificate of Incorporation of the Company).  The designation, rights, preferences and privileges that the Board established for the Series F Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on August 19, 2013 and in an 8-K filed with the Securities and Exchange Commission.  Among other things, the Certificate of Designation provides that each one share of Series F Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator.

By unanimous vote of the Board, the Board issued fifty-one (51) shares of Series F Preferred to one individual, Mark Lowenthal, President and CEO of the Company (the "Series F Stockholder").  As a result of the voting rights granted to the Series F Preferred, the Series F Stockholder holds, in the aggregate, approximately 51% of the total voting power of all issued and outstanding voting capital of the Company.

As of December 11, 2013, there were issued and outstanding (i) 494,094,577 shares of our Common Stock, (ii) fifty-nine (59) shares of a non-controlling interest holding Series A Convertible Preferred Stock, (iii) fifty-four (54) shares of our Series B Preferred Stock, (iv) fifty-six (56) shares of our Series C Preferred Stock, and (v) one hundred and thirty-six (136) shares of our Series D Preferred Stock.  Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Authorized Share Increase approved by the Board is 1,008,334,166 (the sum of the votes represented by the issued and outstanding shares of Common Stock and Series F Preferred).  Pursuant to Nevada law, at least a majority of the voting equity of the Company, or at least 514,239,589 votes, are required to approve the Authorized Share Increase by written consent. The Series F Stockholder holds, in the aggregate, fifty one (51) shares of Preferred Stock, representing 514,239,589 votes or approximately 50.9989% of the voting equity of the Company, and has voted in favor of the Authorized Share Increase, thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series F Stockholder, the number of shares of Series F Preferred held by the Series F Stockholder, the total number of votes that the Series F Stockholder voted in favor of the Authorized Share Increase and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series F Shareholder	Number of Shares of Series F Preferred Held	Number of Votes held by such Series F Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Mark Lowenthal	51	514,239,589	514,239,589	51%

ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment to the Amended Certificate of Incorporation of the Company (the "Amendment") with the Secretary of State of the State of Nevada.  We intend to file the Amendment with the Secretary of State of the State of Nevada promptly following the date on which this Information Statement is mailed to the Stockholders.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from one billion (1,000,000,000) shares to four billion (4,000,000,000) shares (the "Authorized Share Increase").

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today's competitive and rapidly changing environment.  The additional three billion (3,000,000,000) shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company's business or the trading price of the Common Stock. The purposes for increasing the authorized shares include providing available shares for (i) the exercise of all outstanding options; (ii) the conversion of outstanding convertible promissory notes and deferred compensation agreements; (iii) the conversion of the Series A, B, C and D Convertible Preferred Stock; (iv) future issuances of stock options pursuant to employees; and (v) issuances to satisfy conversions of future convertible debt or convertible preferred stock.  The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of anti-takeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of December 11, 2013 of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group.  As of December 11, 2013, there were a total of 494,094,577 shares of Common Stock outstanding.  Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled "Percentage of Outstanding Common Stock" shows the percentage of voting common stock beneficially owned by each listed party.  The column entitled "Percentage of Outstanding Series F Preferred Stock" shows the percentage of total Series F Preferred beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of August 18, 2013 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned Beneficially		% of Outstanding Shares of Common Stock	Number of Shares of Series F Preferred Stock Owned	Percent of Outstanding Series F Preferred Stock
Mark Lowenthal	49,812,418	(3)	10.08%	51	100%
211 Warren St.
Newark, NJ 07103

Andrew Kielbania	54,627,064	(4)	11.06%
211 Warren St.
Newark, NJ 07103

Philip Tierno	219,178		.04%
211 Warren St.
Newark, NJ 07103

Ben Hanafin	342,466	.07%
211 Warren St.
Newark, NJ 07103

Robert Machinist	513,699	.10%
211 Warren St.
Newark, NJ 07103

All Officers, Directors and persons known to beneficially own > 10% of Common Stock	105,514,825	21.35%	51	100%

(1)
Except as indicated in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown beneficially owned by them.

(2)
Percentage of ownership is based on 494,094,577 shares of common stock outstanding as of December 11, 2013 plus each person’s conversion rights within 60 days.  Shares of common stock subject to stock conversions that are exercisable within 60 days as of December 11, 2013 are deemed outstanding for computing the percentage of that person and the group.

(3)	Includes 49,437,418 issuable on conversion in connection with a deferred compensation agreement and 375,000 shares owned by Mark Lowenthal.
(4)	Includes 50,903,968 issuable on conversion in connection with a deferred compensation and 3,723,096 shares owned by Andy Kielbania.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended October 31, 2012

(2)	Quarterly Report on Form 10-Q for the three months ended July 31, 2013

You may request a copy of these filings, at no cost, by writing BioNeutral Group, Inc. at 211 Warren Street, Newark, NJ, 07103, or telephoning the Company at (973) 577-8003.  Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs.  However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 211 Warren Street, Newark, NJ 07103, telephone: (973) 577-8003.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company's principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act.  Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Mark Lowenthal
Chief Executive Officer & President

Dated: December 18, 2013